                                 EXHIBIT 10.19


           FORM OF STOCK OPTION AGREEMENT USED IN CONNECTION WITH THE
               1993 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

                                KERR GROUP, INC.
                             1993 STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS


                             STOCK OPTION AGREEMENT


                 AGREEMENT, dated as of the 27th day of April, 1993 between KERR GROUP, INC., a Delaware corporation (the "Company"), and
_________________ (the "Optionee").

                 1. The Company hereby grants to the Optionee, pursuant to the Company's 1993 Stock Option Plan for Non-Employee Directors (the "Option Plan"), a copy of which is annexed to this Agreement, a stock option (the "Option"), to purchase 10,000 shares (the "Option Shares") of the Company's common stock, par value $.50 per share (the "Common Stock") (subject to adjustment as provided in paragraph 5 hereof) at the price of $8.19 per share, on the terms and conditions set forth in the Option Plan, and hereinafter except to the extent that any such provision is inconsistent with the provisions of the Option Plan. The option price is equal to the fair market value of a share of Common Stock on the date hereof.

                 2. This Option may be exercised not earlier than six months following the date hereof, and not later than ten years following the date hereof. In addition, this Option may not be exercised unless, at any time after the date hereof and prior to such exercise, the closing price of Common Stock for ten consecutive days has been equal to or greater than $12.50.

                 3. This Option and all rights hereunder to the extent such rights shall not have been exercised shall terminate and become null and void if the Optionee ceases to be a director of the Company, except in the event of the death of the Optionee, the person or persons to whom the Optionee's rights under this Option pass by will or the laws of descent or distribution shall be entitled to exercise this Option within three months after the date of Optionee's death for all the Option Shares with respect to which the Option granted hereunder has not been previously exercised.

                 4. This Option is exercisable with respect to all, or from time to time with respect to any portion, of the Option Shares then subject to such exercise, by delivering written notice of such exercise in the form prescribed by the Stock Option and Compensation Committee (the "Committee"), to the office of the Secretary of the Company at 1840 Century Park East, Los Angeles, California 90067 or at such other address as the
Company may hereafter notify the Optionee.   Each such notice shall be
accompanied by a cash payment in full of the purchase price of such shares and of the cost of any applicable state documentary tax stamps. At the request of the Company, the Optionee promptly will pay to the Company such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes.

                 5. If there is any stock dividend, split-up or combination of shares of Common Stock or any other change in such Common Stock, whether by way of exchange, offering of subscription rights, recapitalization or otherwise, an adjustment shall be made in the number of Option Shares and the exercise price of this Option so that the proportionate interest of the Optionee is maintained as before the occurrence of such event.

                 6. This Option shall, during the Optionee's lifetime, be exercisable only by him, and neither this Option nor any right hereunder shall be transferrable except by will or laws of descent and distribution, or be subject to attachment, execution or other similar process. In the event of any attempt by the Optionee to alienate, assign, pledge, hypothecate or otherwise dispose of this Option or any right hereunder, except as provided for herein, or in the event of the levy of any attachment, execution or similar process on the rights or interest hereby conferred, the Company may terminate this Option by notice to the Optionee and this Option shall thereupon become null and void.

                 7. Neither the Optionee, nor any person entitled to exercise his rights in the event of his death, shall have any of the rights of a stockholder with respect to the Option Shares, except to the extent that certificates for such shares shall have been issued upon exercise of the Option as provided for herein.

                 8. The inability of the Company to comply with, or any delay in complying with, any laws, rules or regulations governing the issuance or transfer of the Option Shares (including but not limited to complying with the Securities Act of 1933, as amended (the "Act") and all rules and regulations promulgated thereunder, the fulfillment of which condition is deemed necessary by counsel for the Company to the lawful issuance or transfer of any such shares, shall relieve the Company of any liability for the non-issuance or non-transfer, or any delay in the issuance or transfer of such shares.

                          At the time of exercise of this Option, the Company
may, if it shall deem it necessary or desirable in order to comply with the Act, require the Optionee to represent in writing to the Company that it is then his intention to acquire the Option Share for his account that the Optionee shall not sell, transfer or dispose of such shares except pursuant to an effective registration statement under the Act or an exemption therefrom, as determined by, or with approval of counsel satisfactory to the Company, and that the Optionee acknowledges that the Option Shares are unregistered under the Act and accordingly must be held indefinitely unless such shares are subsequently registered or an exemption from such registration is available.
In such event a legend shall be placed on the stock certificate representing the Option

Shares to reflect the transfer restrictions and stock transfer instructions shall be issued to the Company's transfer agent with respect to such shares.

                 9. This Option shall be exercised in accordance with such administrative regulations as the Stock Option and Compensation Committee (the "Committee") may from time to time adopt. All decisions of the Committee upon any question arising under the Option Plan or under this instrument shall be conclusive and binding upon the Optionee and all other persons.

                 10. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

                 IN WITNESS WHEREOF, the parties have executed this Agreement as of the day first herein above written.

                                          KERR GROUP, INC.


                                          By: _______________________________


                                              _______________________________
                                                           [Name]